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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2004

IMCLONE SYSTEMS INCORPORATED
(Exact name of Registrant as Specified in Charter)

Delaware (State of incorporation or organization)	0-19612 (Commission File Number)	04-2834797 (I.R.S. Employer Identification No.)
180 Varick Street, 6th Floor New York, New York 10014 (Address of Principal Executive Offices) (Zip Code)

(212) 645-1405
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.02(c)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        On February 12, 2004, ImClone Systems Incorporated (the "Company") announced that the Board of Directors named Daniel S. Lynch Chief Executive Officer and a Director of the Company.

        Mr. Lynch is 45 years old. He joined the Company in April 2001 as its Vice President, Finance and Chief Financial Officer. In September 2001, he was promoted to Senior Vice President, Finance and Chief Financial Officer and in February 2002 was appointed Secretary of the Company. In April 2003, he was named Acting Chief Executive Officer and was appointed Senior Vice President and Chief Administrative Officer. On February 12, 2004 he was named Chief Executive Officer and a Director of the Company. From May 1999 through March 2001, Mr. Lynch served as Chief Financial Officer of Derby Cycle Corporation. Prior to this, Mr. Lynch served for 15 years in various capacities at Bristol-Myers Squibb Company, including from December 1998 through May 1999 as its Vice President, Finance, U.S. Pharmaceutical, Worldwide Medicines Group.

        On March 19, 2004, the Company entered into an employment agreement with Mr. Lynch. The following information summarizes Mr. Lynch's employment agreement with the Company. Please refer to the employment agreement, attached as an exhibit hereto, for more detailed information.

        Pursuant to the terms of the employment agreement, Mr. Lynch's initial base salary is $500,000 and he is eligible to receive an annual bonus of at least $500,000 per year. Mr. Lynch also is entitled to participate in the Company's annual incentive plan and programs and/or arrangements applicable to senior-level executives as established by the Company's Board of Directors.

        Upon execution of the employment agreement, Mr. Lynch was granted a ten year stock option to acquire 250,000 shares of the Company's common stock at an exercise price per share equal to $48.07, the fair market value at the close of market on the date of grant. The stock options will vest 33 1/3% on each of the first, second and third anniversaries of the date of grant. In addition, the stock options will become 100% vested upon a "change in control" of the Company. The stock options were granted under the Company's 2002 Stock Option Plan.

        If Mr. Lynch's employment is terminated by the Company without "cause" or by Mr. Lynch for "good reason" (each as defined in the employment agreement), Mr. Lynch will be entitled to receive, among other things: (1) unpaid base salary and expenses; (2) the prior year's earned but unpaid bonus, payable when bonuses are paid to other executives; (3) a pro-rata bonus for the year of termination of employment, but only if such bonus otherwise would have been paid, payable when bonuses are paid to other executives; (4) an amount equal to 300% of the sum of (a) the greater of (i) the base salary in effect on the date of termination of employment or (ii) the base salary in effect immediately prior to any reduction that would constitute good reason, plus (b) the average of the last three years' actual bonuses, payable 33 1/3% over the first year following the date of termination of employment and 66 2/3% payable in a lump sum on the first anniversary of the date of termination of employment; and (5) all stock options shall immediately become exercisable as of the date of the termination of employment, and each stock option shall remain exercisable for at least 90 days.

        If Mr. Lynch's employment is terminated by the Company for "cause" or by Mr. Lynch for no reason, Mr. Lynch will be entitled to receive, among other things: (1) unpaid base salary and expenses; and (2) other vested and accrued compensation and benefits.

        The employment agreement also contains standard confidentiality, non-competition and non-solicitation provisions.

        In connection with the foregoing, the Company hereby files the following exhibit:

Exhibit No.	Exhibit Title
10.1	Employment Agreement by and between ImClone Systems Incorporated and Daniel S. Lynch, dated as of March 19, 2004.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED
By:	/s/ CLIFFORD R. SAFFRON
Name: Clifford R. Saffron Title: Senior Vice President and General Counsel

Date: March 23, 2004

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EXHIBIT INDEX

Exhibit No.	Exhibit Title
10.1	Employment Agreement by and between ImClone Systems Incorporated and Daniel S. Lynch, dated as of March 19, 2004.

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SIGNATURES
EXHIBIT INDEX